UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2024, Robert T. Hoffman, Sr., notified the board of directors (the “Board”) of ClearSign Technologies Corporation (the “Company”) that he resigned from the Board, effective immediately. At the time of his resignation, Mr. Hoffman was not a member of any of the Board’s committees. Mr. Hoffman’s decision to resign was not as a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

Mr. Hoffman had served as a designee of clirSPV LLC (the “SPV”), pursuant to that certain Voting Agreement, dated July 12, 2018, by and between the Company and the SPV (the “Voting Agreement”). As a result of Mr. Hoffman’s resignation and in accordance with the Voting Agreement, the SPV nominated a successor designee for review by the Board’s Nominating and Corporate Governance Committee, including the candidate’s background, relevant experience, and professional and personal reputation, which review is currently in process.

Item 8.01         Other Events.

As previously disclosed, pursuant to a Stock Purchase Agreement, dated July 12, 2018, between the Company and the SPV, as modified from time to time, the SPV has a right to purchase unregistered shares of the Company’s common stock in a number that will allow it to maintain a 19.99% percentage ownership of the outstanding common stock of the Company following an offering of the Company’s securities on terms and conditions no different from those offered to other purchasers (the “Participation Right”).

On June 14, 2024, the Company received notice that the SPV will purchase 3,907,000 shares of common stock, pre-funded warrants to purchase up to 786,000 shares of common stock and redeemable warrants to purchase up to 7,039,500 shares of common stock, pursuant to this Participation Right, which is being fully exercised in connection with the Company’s recently consummated underwritten public offering and concurrent private placement.

The Participation Right exercise by the SPV and the transactions contemplated thereby are expected to close on or about June 24, 2024, subject to the satisfaction of customary closing conditions.

The full description of the pre-funded warrants and redeemable warrants to purchase shares of common stock being issued in connection with the Participation Right is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to the Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2024 and April 19, 2024, respectively.

On June 20, 2024, the Company issued a press release announcing both the resignation of Mr. Hoffman and the full Participation Right exercise notice from the SPV. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the exercise of the Participation Right and the amount of proceeds expected from such exercise. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing the exercise of the Participation Right on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual report on Form 10-K filed with the SEC on April 1, 2024, as amended, and its quarterly report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1**	Press Release, dated June 20, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer

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